American Funds Insurance Series
                             333 South Hope Street
                       Los Angeles, California 90071-1406

                              Phone (213) 486 9320
                               Fax (213) 486 9455

American Funds Insurance Series - High Income Bond Fund



Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

------------------ --------------------------------
Share Class        Total Income Dividends
                   (000's omitted)
------------------ --------------------------------
------------------ --------------------------------
Class 1            $23,274
------------------ --------------------------------
------------------ --------------------------------
Total              $23,274
------------------ --------------------------------
------------------ --------------------------------
Class 2            $21,421
------------------ --------------------------------
------------------ --------------------------------
Class 3            $2,917
------------------ --------------------------------
------------------ --------------------------------
Total              $24,338
------------------ --------------------------------

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

-------------------- -------------------------------------------
Share Class          Dividends from Net Investment Income
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 1              $0.8080
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 2              $0.7850
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 3              $0.8080
-------------------- -------------------------------------------


Item 74U1 and 74U2
------------------
Number of shares outstanding

------------------ ----------------------------------
Share Class        Shares Outstanding
                   (000's omitted)
------------------ ----------------------------------
------------------ ----------------------------------
Class 1            30,706
------------------ ----------------------------------
------------------ ----------------------------------
Total              30,706
------------------ ----------------------------------
------------------ ----------------------------------
Class 2            29,487
------------------ ----------------------------------
------------------ ----------------------------------
Class 3            3,832
------------------ ----------------------------------
------------------ ----------------------------------
Total              33,319
------------------ ----------------------------------

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

----------------------- -------------------------
                        Net Asset Value
Share Class             Per Share
----------------------- -------------------------
----------------------- -------------------------
Class 1                 $11.88
----------------------- -------------------------
----------------------- -------------------------
Class 2                 $11.82
----------------------- -------------------------
----------------------- -------------------------
Class 3                 $11.87
----------------------- -------------------------